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February 27, 2019

REPORT ON ASSERTION OF COMPLIANCE WITH APPLICABLE SECURITIES AND

EXCHANGE COMMISSION'S REGULATION AB SERVICING CRITERIA

For the calendar year ending December 31, 2018, Cohen Financial, a division of SunTrust Bank, Inc. ("Cohen Financial") has been a Servicer for certain mortgage loans on behalf of various Master Servicers and other investors.

Management of Cohen Financial is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for commercial mortgage backed security transactions for which it provides servicing on behalf of the Master Servicer and other investors (the "Services"), except for the criteria set forth in Sections 1122(d)(1)(iii), 1122(d)(3)(i)(C) and 1122(d)(3)(i)(D), ("Applicable Servicing Criteria") which Cohen Financial has determined are not applicable to the servicing activities performed by it with respect to the Services, as of and for the year ended December 31, 2018 ("Reporting Period").

Management of Cohen Financial has assessed its compliance with the Applicable Servicing Criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission With respect to the Services as of and for the year ended December 31, 2018.

Based on such assessment, management believes that as of and for the year ended December 31, 2018, Cohen Financial has complied in all material respects with the Applicable Servicing Criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the Services.

Ernst & Young LLP, a registered public accounting firm, has issued an attestation report with respect to the management's assertion of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2018.

/s/ Eric Rosen

Eric Rosen

Head of Investor Services Operations

Cohen Financial, a Division of SunTrust Bank

/s/ Carrie Harper

Carrie Harper

Senior Vice President

Cohen Financial, a Division of SunTrust Bank

4601 College Boulevard, Suite 300 | Leawood, Kansas 66211

866.315.6212 Office | 866.315.6202 Fax                                                                                                                                                                                 www.cohenfinancial com